Ex. 99.1
XPEL Reports Revenue of $68.5 Million in Third Quarter 2021; Net Income of $8.3 Million

San Antonio, TX – November 9, 2021 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced results for the third quarter and first nine months ended September 30, 2021.

Third Quarter 2021 Highlights:

•Revenues increased 48.6% to $68.5 million compared to third quarter 2020. Organic revenue growth was 38.4%

•Net income grew 26.1% to $8.3 million, or $0.30 per basic and diluted share, compared to $6.6 million, or $0.24 per basic and diluted share, in the same quarter of 2020. Excluding acquisition integration and other one-time costs, net income increased 35.0% to $8.9 million or $0.32 per basic and diluted share.

•EBITDA grew 27.1% to $11.4 million, or 16.6% of revenues compared to $9.0 million, or 19.5% of sales in third quarter 2020.1 Excluding acquisition integration and other one-time costs, EBITDA grew 35.1% to $12.1 million, or 17.7% of revenue.

First Nine Months Highlights:

•Revenues increased 71.4% to $189.1 million as compared to $110.3 million in the prior year period

•Net income increased by 108.0% to $25.4 million, or $0.92 per basic and diluted share, compared to $12.2 million, or $0.44 per basic and diluted share, in the same period of 2020

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) grew 98.4% to $34.1 million, or 18.1% of revenues, as compared to $17.2 million, or 15.6% in the same prior year period1

For the Quarter Ended September 30, 2021:

Revenues. Revenues increased approximately $22.4 million, or 48.6%, to $68.5 million as compared to $46.1 million in the prior year.

Gross Margin. Gross margin was 35.7% compared to 34.8% in the third quarter of 2020.

Expenses. Operating expenses increased to $14.1 million, or 20.6% of sales, compared to $7.6 million, or 16.5% of sales in the prior year period.

Net income. Net income was $8.3 million, or $0.30 per basic and diluted share, versus net income of $6.6 million, or $0.24 per basic and diluted share in the third quarter of 2020.

EBITDA. EBITDA was $11.4 million, or 16.6% of sales, compared to $9.0 million, or 19.5% of sales in the prior year1.
For the Nine Months Ended September 30, 2021:

Revenues. Revenues increased approximately $78.8 million, or 71.4%, to $189.1 million as compared to $110.3 million in the same period of the prior year.

Gross Margin. Gross margin was 35.9% compared to 34.5% in the first nine months of 2020.

Expenses. Operating expenses increased to $36.4 million, or 19.2% of sales, compared to $22.0 million, or 20.0%, of sales in the same prior year period.

Net income. Net income was $25.4 million, or $0.92 per basic and diluted share, versus net income of $12.2 million, or $0.44 per basic and diluted share in the first nine months of 2020.

EBITDA. EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) was $34.1 million, or 18.1% of sales, compared to $17.2 million, or 15.6% of sales in the same prior year period1.

Conference Call Information

The Company will host a conference call and webcast today, November 9, 2021 at 11:00 a.m. Eastern Time to discuss the Company’s third quarter 2021 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/investor.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 191451

A replay of the teleconference will be available until December 9, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 43286.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 See reconciliation of non-GAAP financial measures below

Safe harbor statement

This release includes forward-looking statements regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, and execution of the company's growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of XPEL. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, performance and acceptance of the company's products, economic factors, competition, the equity markets generally and many other factors beyond the control of XPEL. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com

XPEL, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Product revenue	$56,996,265	$39,528,383	$160,594,932	$94,240,296
Service revenue	11,532,658	6,594,413	28,536,076	16,076,821
Total revenue	68,528,923	46,122,796	189,131,008	110,317,117

Cost of Sales
Cost of product sales	39,700,627	28,369,882	111,839,485	67,687,991
Cost of service	4,373,741	1,723,082	9,303,309	4,563,329
Total cost of sales	44,074,368	30,092,964	121,142,794	72,251,320
Gross Margin	24,454,555	16,029,832	67,988,214	38,065,797

Operating Expenses
Sales and marketing	4,903,846	2,326,900	12,978,369	6,989,678
General and administrative	9,183,440	5,289,277	23,423,144	15,038,140
Total operating expenses	14,087,286	7,616,177	36,401,513	22,027,818

Operating Income	10,367,269	8,413,655	31,586,701	16,037,979

Interest expense	46,433	68,368	143,092	173,480
Foreign currency exchange loss	148,825	709	121,531	420,427

Income before income taxes	10,172,011	8,344,578	31,322,078	15,444,072
Income tax expense	1,841,250	1,736,330	5,958,709	3,250,780
Net income	8,330,761	6,608,248	25,363,369	12,193,292

Earnings per share
Basic	$0.30	$0.24	$0.92	$0.44
Diluted	$0.30	$0.24	$0.92	$0.44
Weighted Average Number of Common Shares
Basic	27,612,597	27,612,597	27,612,597	27,612,597
Diluted	27,613,124	27,612,597	27,612,773	27,612,597

XPEL, Inc.
Condensed Consolidated Balance Sheets

	(Unaudited)	(Audited)
	September 30, 2021	December 31, 2020
Assets
Current
Cash and cash equivalents	$7,816,332	$29,027,124
Accounts receivable, net	14,324,671	9,944,213
Inventory, net	39,554,300	22,364,126
Prepaid expenses and other current assets	3,459,643	1,441,749
Income tax receivable	839,305	—
Total current assets	65,994,251	62,777,212
Property and equipment, net	8,662,924	4,706,248
Right-of-Use lease assets	11,785,675	5,973,702
Intangible assets, net	21,575,724	5,423,980
Other non-current assets	637,662	486,472
Goodwill	15,747,077	4,472,217
Total assets	$124,403,313	$83,839,831
Liabilities
Current
Current portion of notes payable	$424,610	$2,568,172
Current portion lease liabilities	2,908,492	1,650,749
Accounts payable and accrued liabilities	31,654,155	16,797,462
Income tax payable	—	183,961
Total current liabilities	34,987,257	21,200,344
Deferred tax liability, net	1,049,433	627,806
Other long-term liabilities	720,777	729,408
Non-current portion of lease liabilities	9,084,258	4,331,214
Non-current portion of notes payable	154,763	3,568,191
Total liabilities	45,996,488	30,456,963
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,612,597 issued and outstanding	27,613	27,613
Additional paid-in-capital	10,489,295	10,412,471
Accumulated other comprehensive (loss) income	(350,021)	66,215
Retained earnings	68,239,938	42,876,569
Total stockholders’ equity	78,406,825	53,382,868
Total liabilities and stockholders’ equity	$124,403,313	$83,839,831

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Income	$8,330,761	$6,608,248	$25,363,369	$12,193,292
Interest	46,433	68,368	143,092	173,480
Taxes	1,841,250	1,736,330	5,958,709	3,250,780
Depreciation	455,792	325,643	1,258,489	889,820
Amortization	734,963	239,571	1,420,347	705,692
EBITDA	$11,409,199	$8,978,160	$34,144,006	$17,213,064